STANDSTILL AND SHAREHOLDERS' AGREEMENT

         This Agreement dated as of May 2, 1996, between Peter Kaminsky (the "Holder") and RCM Technologies, Inc., a Nevada corporation (the "Company").

                                R E C I T A L S:

         WHEREAS, the Company and Holder are parties to a Merger Agreement dated as of April 23, 1996 (the "Merger Agreement") pursuant to which The Consortium of Maryland, Inc. ("Acquiree") has elected to effectuate a merger with Sort Acquisition Corp. ("Acquiror"), a newly formed, wholly-owned subsidiary of the Company (the "Merger");

     WHEREAS, the Holder represents the former holder of 100% of the outstanding capital stock of Acquiree;

         WHEREAS, as a result of a closing under the Merger Agreement, Holder acquired a certain number of shares of the Common Stock of the Company (the "RCM Shares");

         WHEREAS, the parties desire to set forth certain agreements concerning the RCM Shares and other matters.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

         1.       Definitions

(a) "Acquiree" shall mean The Consortium of Maryland, Inc., a Maryland corporation.
(b) "Company" shall mean RCM Technologies, Inc., a Nevada corporation.
(c) "Holder" shall mean Peter Kaminsky, the former shareholder of The Consortium of Maryland, Inc. who received RCM Shares pursuant to the Merger Agreement.

                  (d) "Merger Agreement" shall mean that agreement entered into as of April 23, 1996, among the Company, Acquiror, the Holder and Acquiree.

                  (e) "Voting Securities" shall mean all classes of capital stock of the Company which are then entitled to vote generally in the election of directors of the Company.

         Unless otherwise indicated herein, any capitalized terms utilized in this Agreement shall have the meaning ascribed thereto in the Merger Agreement.

         2.       Covenants of the Holder

                  (a) During the term identified in subparagraph (b) below:

     (i) The Holder shall not acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, Beneficial Ownership of any Voting Securities, or direct or indirect rights to options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities, without the prior written consent of the Company.

     (ii) The Holder shall vote all Voting Securities owned by him in connection with all matters to be voted on by the holders of Voting Securities, in accordance with the recommendation of the majority of the Board of Directors. The Holder, as a holder of Voting Securities, shall be present, in person or by proxy, at all meetings of shareholders of the Company so that all Voting Securities beneficially owned by him may be counted for the purpose of determining the presence of a quorum at such meetings.

     (iii) The Holder shall not deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities, except in connection with a transfer permitted under 2(a)(v)(D).

     (iv) The Holder shall not solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to the recommendation of the majority of the Board of Directors of the Company with respect to any matter.

     (v) The Holder shall not join a partnership, limited partnership, limited liability company, limited liability partnership, syndicate or other group or otherwise act in concert with any person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act.

     (vi) The Holder shall not, directly or indirectly, offer or sell or transfer any Voting Securities.

                  (b) The covenants identified in Section 2(a)(i)-(vi) shall continue in full force and effect until the earlier of (i) the second anniversary of the Closing of the Merger or (ii) the date of termination of Holder pursuant to the terms of his employment agreement.

         3.       Miscellaneous

                  (a) The Holder, on one hand, and the Company, on the other acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any Court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they maybe entitled at law or in equity.

                  (b) If requested in writing by the Company, the Holder shall present or cause to present promptly all certificates representing Voting Securities for the placement thereon of the following legend, which will remain thereon as long as such Voting Securities are subject to the restrictions contained in this Agreement, and which will be in addition to any legend that denotes the securities as "restricted securities" under the Securities Act of 1933, as amended;

                  "The securities represented by this certificate are subject to the provisions of an agreement dated as of April 23, 1996 between RCM Technologies, Inc. and the person identified in such agreement and may not be sold or transferred except in accordance therewith. A copy of said agreement is on file at the offices of the corporate secretary of RCM Technologies, Inc."

                  The Company may enter a stop transfer order with the transfer agent or agents of Voting Securities against the transfer of Voting Securities except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly an legend and certificates in substitution for, certificates of any Voting Securities that are no longer subject to the restrictions contained in this Agreement.

                  (c) As used herein, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act and the term "person" shall mean any individual, partnership, corporation, trust, limited liability company, or other entity.

                  (d) This Agreement contains the entire understanding of the parties with respect to the transaction contemplated hereby and the Agreement maybe terminated only by an agreement in writing executed by the parties hereto.

     (e) Descriptive headings are for the convenience only and shall not control or affect the meaning or construction or any provision of this Agreement.

  (f) For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                  (g) All notices, consents, and requests, instructions, approvals and other communications provided for herein and all legal processing in regard hereto shall be valid if given, made or served, if in writing and delivered personally, by facsimile, or sent by registered mail, postage prepaid

                           (i)              If to the Company, to:

                                            Mr. Leon Kopyt
                             Chief Executive Officer
                             RCM Technologies, Inc.
                        2500 McClellan Avenue, Suite 350
                        Pennsauken, New Jersey 08109-4613

                            with a courtesy copy to;

                             Stephen M. Cohen, Esq.
                                            Buchanan Ingersoll, P.C.
                                            Two Logan Square
                                            18th and Arch Streets
                                            Philadelphia, Pennsylvania 19103
                                            Telephone Number: (215) 665-3873
                                            Telecopy Number:  (215) 569-2066



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                           (ii)             If to the Holder:

                                            Peter Kaminsky
                                            3812 Wingleaf Ct.
                                            Rockville, MD  20853

                            with a courtesy copy to;

                                            Steven Leventhal, Esq.
                                            Air Rights Center
                                            601N, North Tower
                                            7315 Wisconsin Avenue
                                            Bethesda, MD  20814
                                            Telephone Number: (301) 656-5800
                                            Telecopy Number:  (301) 656-3400

Any such notices shall be effective (i) when delivered in person or sent by telecopy, (ii) one business day after being sent by overnight delivery or (iii) three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

                  (h) From and after the Termination Date or earlier termination of this Agreement, the covenants of the parties set forth herein shall be of no further force and effect and the parties shall be under no further obligation with respect thereto.

                  (i) This Agreement shall be governed by construed and forced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein.

         IN WITNESS WHEREOF, the Holder and the Company have caused this Agreement to be duly executed, in the case of accompanied by its respective officers, each of who is duly authorized, all as of the day and year first above written.

                                    RCM TECHNOLOGIES, INC.

ATTEST

By:                                 By:______________________
                                      Name:
                                      Title:

                                                              THE HOLDER:



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                                                              Peter Kaminsky